                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION
                                       OF
                            ECC SPECIALTY CHEMICALS, INC.

     FIRST. The name of the corporation is ECC Specialty Chemicals, Inc.

     SECOND. The address of the corporation's registered office in the state of
Delaware is Corporation Trust Center, 1209 Orange Street in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

     FOURTH. The total number of shares which the corporation shall have authority to issue is 100 shares of Common Stock, and the par value of each such share is $.01.

     FIFTH. The name and mailing address of the incorporator is John Evangelakos care of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

     SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     EIGHTH. The number of directors of the corporation shall be fixed from time to time pursuant to the by-laws of the corporation, and shall initially be fixed at two.

     Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors.

     NINTH. Any action required or permitted to be taken by the holders of
Common Stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     TENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article TENTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

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     ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the
application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the
Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the

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stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     IN WITNESS WHEREOF, I have signed this certificate of incorporation this
18th day of June, 1993.

                                       /s/ John Evangelakos
                                       ---------------------------------------
                                           John Evangelakos

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ECC SPECIALTY CHEMICALS, INC.

     ECC Specialty Chemicals, Inc., a Delaware corporation, hereby certifies as follows:

     FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article First of the certificate of incorporation of said corporation so that, as amended, said
Article shall read as follows:

     "FIRST. The name of the corporation is Calgon Corporation."

     SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ECC Specialty Chemicals, Inc. has caused this certificate to be signed by A. Fred Kerst, its President, and attested by Jeffrey C. Hicks, its Secretary and Treasurer, on the 5th day of
August 1993.

                                               ECC SPECIALTY CHEMICALS, INC.

                                               By    /s/ A. Fred Kerst
                                                  ----------------------------
                                               Name: A. Fred Kerst
                                               Title: President

Attest:

By: /s/ Jeffrey C. Hicks
   --------------------------------------
   Name:   Jeffrey C. Hicks
   Title:  Secretary and Treasurer

           [Corporate Seal]

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